                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of October 30, 1997, by and among AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("UNDERWRITER"), American Enterprise Life Insurance Company ("LIFE COMPANY"), and American Express Financial Advisors, Inc., is hereby amended as follows:

SECTION 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3  APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with all applicable provisions of Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

SECTION 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3  FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would be detrimental to the other shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

SECTION 21 is hereby added to the Agreement:

                            SECTION 21. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

SCHEDULE A - FUNDS AVAILABLE UNDER THE CONTRACTS, of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund

AIM V.I. Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Blue Chip Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Capital Development Fund

AIM V.I. Core Equity Fund

AIM V.I. Dent Demographic Trends Fund

AIM V.I. Diversified Income Fund

AIM V.I. Government Securities Fund

AIM V.I. Growth Fund

AIM V.I. High Yield Fund

AIM V.I. International Growth Fund

AIM V.I. Large Cap Growth Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Money Market Fund

AIM V.I. Premier Equity Fund

AIM V.I. Real Estate Fund

AIM V.I. Small Cap Equity Fund

INVESCO VIF - Core Equity Fund (name will be changed to AIM V.I. Core Stock Fund on October 15, 2004)

INVESCO VIF - Dynamics Fund (name will be changed to AIM V.I. Dynamics Fund on October 15, 2004)

INVESCO VIF - Financial Services Fund (name will be changed to AIM V.I. Financial Services Fund on October 15, 2004)

INVESCO VIF - Health Sciences Fund (name will be changed to AIM V.I. Health Sciences Fund on October 15, 2004)

INVESCO VIF - Leisure Fund (name will be changed to AIM V.I. Leisure Fund on October 15, 2004)

INVESCO VIF - Small Company Growth Fund (name will be changed to AIM V.I. Small Company Growth Fund on October 15, 2004)

INVESCO VIF - Technology Fund (name will be changed to AIM V.I. Technology Fund on October 15, 2004)

INVESCO VIF - Total Return Fund (name will be changed to AIM V.I. Total Return Fund on October 15, 2004)

INVESCO VIF - Utilities Fund (name will be changed to AIM V.I. Utilities Fund on October 15, 2004)

SEPARATE ACCOUNTS USING SOME OR ALL OF THE FUNDS

American Enterprise Variable Annuity Account

American Enterprise Variable Life Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

American Enterprise Life Personal Portfolio Plus Variable Annuity

American Enterprise Life Personal Portfolio Plus2 Variable Annuity

American Enterprise Life Personal Portfolio Variable Annuity

American Express AccessChoice(SM) Select Variable Annuity

American Express Endeavor(SM) Select Variable Annuity

American Express FlexChoice(SM) Select Variable Annuity

American Express FlexChoice(SM) Variable Annuity

American Express Innovations Variable Annuity

American Express Innovations(R) Classic Select Variable Annuity

American Express Innovations(R) Select Variable Annuity

American Express Innovations(SM) Classic Variable Annuity

American Express New Solutions Variable Annuity(SM)

American Express Pinnacle Variable Annuity(SM)

American Express Platinum Variable Annuity(R)

American Express Signature One Variable Annuity(SM)

American Express Signature Variable Annuity(SM)

American Express Signature Variable Select Annuity(R)

American Express Signature Variable Universal Life(R)

American Express(R) Galaxy Premier Variable Annuity

American Express(R) Signature One Select Variable Annuity

Evergreen Essential(SM) Variable Annuity

Evergreen New Solutions Select Variable Annuity

Evergreen New Solutions Variable Annuity

Evergreen Pathways(SM) Select Variable Annuity

Evergreen Pathways(SM) Variable Annuity

Evergreen Privilege(SM) Variable Annuity

Wells Fargo Advantage(R) Builder Select Variable Annuity

Wells Fargo Advantage(R) Choice  Select Variable Annuity

Wells Fargo Advantage(R) Choice Variable Annuity

Wells Fargo Advantage(R) Select Variable Annuity

Wells Fargo Advantage(SM) Builder Variable Annuity

Wells Fargo Advantage(SM) Variable Annuity

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim A. Coppedge             By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        AMERICAN ENTERPRISE LIFE INSURANCE
                                        COMPANY


Attest: /s/ Paul R. Johnston            By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ Paul R. Johnston            By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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